Exhibit 4.1

EXECUTION COPY

AMENDMENT NO. 1

Dated as of February 24, 2017

to

AMENDMENT NO. 1 TO
POOLING AND SERVICING AGREEMENT

between

WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.,
as Depositor,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as General Master Servicer

RIALTO CAPITAL ADVISORS, LLC,
as General Special Servicer

NATIONAL COOPERATIVE BANK, N.A.,
as NCB Master Servicer

NATIONAL COOPERATIVE BANK, N.A.,
as NCB Special Servicer

PARK BRIDGE LENDER SERVICES LLC,
as Trust Advisor

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Certificate Administrator, as Tax Administrator and as Custodian

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2014-LC18,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2014-LC18

AMENDMENT NO. 1, dated as of February 24, 2017 (this “Amendment”), between Wells Fargo Commercial Mortgage Securities, Inc., as depositor (the “Depositor”), Wells Fargo Bank, National Association, as general master servicer (in such capacity, the “General Master Servicer”), Rialto Capital Advisors, LLC, as general special servicer (the “General Special Servicer”), National Cooperative Bank, N.A. (formerly NCB, FSB), as NCB master servicer (in such capacity, the “NCB Master Servicer), National Cooperative Bank, N.A. (formerly NCB, FSB), as NCB special servicer (in such capacity, the “NCB Special Servicer), Park Bridge Lender Services LLC, as trust advisor (the “Trust Advisor”), Wells Fargo Bank, National Association, as certificate administrator, as tax administrator and as custodian (in such capacity, the “Certificate Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to the Pooling and Servicing Agreement, dated as of December 1, 2014 (the “Agreement”), between the Depositor, the General Master Servicer, the General Special Servicer, the NCB Master Servicer, the NCB Special Servicer, the Trustee, the Certificate Administrator and the Trust Advisor, relating to Wells Fargo Commercial Mortgage Trust 2014-LC18, Commercial Mortgage Pass-Through Certificates, Series 2014-LC18.

RECITALS

A.       The Depositor desires to attach the Schedule XI—entitled “Designated Escrow/Reserve Mortgage Loans”—referred to in the definition of “Special Servicer Decision”, which such schedule was erroneously omitted from the Agreement.

B.       Section 12.01(a) of the Agreement provides that the Agreement may be amended from time to time by the agreement of the Depositor, the General Master Servicer, the General Special Servicer, the NCB Master Servicer, the NCB Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, among other things, to correct any error; provided that no such amendment may adversely affect any Serviced Pari Passu Companion Loan Holder related to any Serviced Loan Combination then serviced and administered under the Agreement without the written consent of such Serviced Pari Passu Companion Loan Holder; and provided, further, that no such amendment may materially adversely affect the rights, or increase the obligations, of any Mortgage Loan Seller under the Agreement or the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

C.        Section 12.01(c) of the Agreement provides that none of the Certificate Administrator, the Trustee, the General Master Servicer, the General Special Servicer, the NCB Master Servicer, the NCB Special Servicer or the Trust Advisor shall consent to any amendment to the Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that (i) neither such amendment nor the exercise of any power granted to any party to the Agreement in accordance with such amendment will result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust Pool and (ii) such amendment is authorized or permitted under the Agreement and all conditions precedent to such amendment have been met.

D.       The Opinion of Counsel required by the Agreement has been delivered to the Certificate Administrator, the Trustee, the General Master Servicer, the General Special Servicer, the NCB Master Servicer, the NCB Special Servicer and the Trust Advisor.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms that are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

Section 2. Amendment.

Effective as of the date of this Amendment, the following changes are made to the Agreement.

(a)       Schedule XI attached hereto as Exhibit A (“Schedule XI”) is hereby added to the Schedules to the Agreement.

(b)       Any and all references to “Schedule XI” in the Agreement shall refer to Schedule XI as attached hereby.

Section 3. Effect of Amendment.

Upon execution of this Amendment, the Agreement shall be, and be deemed to be, amended in accordance herewith, and the respective rights, limitations, obligations, duties, liabilities and immunities of the Certificate Administrator, the General Master Servicer, the General Special Servicer, the NCB Master Servicer, the NCB Special Servicer, the Trustee and the Trust Advisor, shall hereafter be determined, exercised and enforced subject in all respects to such amendments, and all the terms and conditions of this Amendment shall be, and be deemed to be, part of the terms and conditions of the Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 4. Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall be binding upon and inure to the benefit of the Certificateholders.

Section 5. Governing Law; Waiver of Trial by Jury.

THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY (I) WAIVES,

TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO, OR ARISING DIRECTLY OR INDIRECTLY OUT OF, THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.AND (II) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES.

Section 6. Severability of Provisions.

If any one or more of the agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

Section 7. Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 8. Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Depositor, the Certificate Administrator, the General Master Servicer, the General Special Servicer, the NCB Master Servicer, the NCB Special Servicer, the Trustee and the Trust Advisor have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

WELLS FARGO COMMERCIAL MORTGAGE
SECURITIES, INC.,

Depositor

By:  /s/ Anthony Sfarra

Name: Anthony Sfarra

Title: President

WELLS FARGO BANK, NATIONAL ASSOCIATION,

General Master Servicer

By:  /s/ Mary Kate Walker

Name: Mary Kate Walker

Title: Vice President

RIALTO CAPITAL ADVISORS, LLC,

General Special Servicer

By:  /s/ Adam Singer

Name: Adam Singer

Title: Vice President

NATIONAL COOPERATIVE BANK, N.A.,

NCB Master Servicer

By: /s/ Kathleen Luzik

Name: Kathleen Luzik

Title: COO

NATIONAL COOPERATIVE BANK, N.A.,

NCB Special Servicer

By:  /s/ Munevver Yolas

Name: Munevver Yolas

Title: SVP

WFCM 2014-LC18 – Amendment No. 1 to Pooling and Servicing Agreement

PARK BRIDGE LENDER SERVICES LLC,

Trust Advisor

By: Park Bridge Advisors LLC, its sole member

By: Park Bridge Financial LLC, its sole member

By: /s/ David M. Rodgers

Name: David M. Rodgers

Title: Managing Member

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Certificate Administrator

By:  /s/ Stephanie Atwell

Name: Stephanie Atwell

Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,

Trustee

By:  /s/ Beverly D. Capers

Name: Beverly D. Capers

Title: Assistant Vice President

WFCM 2014-LC18 – Amendment No. 1 to Pooling and Servicing Agreement

EXHIBIT A

SCHEDULE XI

Designated Escrow/Reserve Mortgage Loans

Mortgage Loan Number	Mortgage Loan Name
5	Marriott Kansas City Country Club Plaza
8	Hilton Garden Inn Cupertino
38	National Harbor Mixed Use Portfolio
47	New Mexico Hotel Portfolio
50	10100 North Central Expressway
55	Hampton Inn - Tallahassee Central
63	Planet Fitness Rockaway Avenue
68	Holiday Inn Express Portales